                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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
HFB Financial Corporation

                                                         State or Other
                                                         Jurisdiction of  Percentage
Subsidiaries (1)                                          Incorporation   Ownership
----------------                                         ---------------  ---------

Home Federal Bank, Federal Savings Bank                   United States      100%

Subsidiary of Home Federal Bank, Federal Savings Bank
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

Home Service Corporation                                    Kentucky         100%
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(1)  The assets, liabilities and operations of the subsidiary are included in the consolidated financial statements contained in the Annual Report to
     Stockholders attached hereto as an exhibit.